                                                                  EXHIBIT 4.5.1

                  AMENDED AND RESTATED STOCKHOLDERS AGREEMENT


                                     AMONG

                            DLJ CAPITAL CORPORATION

                          TENACQCO BRIDGE PARTNERSHIP

                               PHEMUS CORPORATION

                INTERCONTINENTAL MINING & RESOURCES INCORPORATED

                             QUADRANT CAPITAL CORP.

                             E-Z SERVE CORPORATION

                                      AND

                   CERTAIN EMPLOYEES OF E-Z SERVE CORPORATION





                               Dated June 1, 1994

                               TABLE OF CONTENTS


                                                                                                                     Page
                                                                                                                     ----
                                                        ARTICLE 1
                                                       DEFINITIONS

         SECTION 1.1.  Definitions.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2


                                                        ARTICLE 2
                                                  TRANSFER RESTRICTIONS

         SECTION 2.1.  General Restrictions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         SECTION 2.2.  Legends  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         SECTION 2.3.  Improper Transfer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         SECTION 2.4.  Right to Compel Sale . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         SECTION 2.5.  Tag Along Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         SECTION 2.6.  No Liability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9


                                                        ARTICLE 3
                                                        GOVERNANCE

         SECTION 3.1.  Board of Directors of the Issuer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         SECTION 3.2.  Actions Requiring Consent of the
                        Holders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10


                                                        ARTICLE 4
                                                      MISCELLANEOUS

         SECTION 4.1.  Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         SECTION 4.2.  Amendments; Waivers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         SECTION 4.3.  Frustration of Purpose;
                        Administration of Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         SECTION 4.4.  Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         SECTION 4.5.  Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

         SECTION 4.6.  Applicable Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         SECTION 4.7.  Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         SECTION 4.8.  Successors, Assigns, Transferees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         SECTION 4.9.  Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         SECTION 4.10. Attorneys' Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         SECTION 4.11. Recapitalization, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         SECTION 4.12. Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         SECTION 4.13. Effectiveness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         SECTION 4.14. Adoption Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         SECTION 4.15. Appointment of Issuer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

                  AMENDED AND RESTATED STOCKHOLDERS AGREEMENT



         This Amended and Restated Stockholders Agreement (the "Agreement") is made as of June 1, 1994, by and among DLJ Capital Corporation, a Delaware corporation ("DLJ Capital"), Tenacqco Bridge Partnership, a New York partnership ("Tenacqco"), Phemus Corporation, a Massachusetts corporation ("Phemus"), Intercontinental Mining & Resources Incorporated, a British Virgin Islands corporation ("IMR"), Quadrant Capital Corp., a Delaware corporation ("Quadrant"), E-Z Serve Corporation , a Delaware corporation (the "Issuer"), and certain key employees of the Issuer.

         WHEREAS, Tenacqco, Phemus, IMR, Quadrant and the Issuer entered into that certain Stockholders Agreement dated as of July 31, 1992 ("Stockholders Agreement");

         WHEREAS, DLJ Capital was added as a party to the Stockholders Agreement pursuant to an Amendment to Stockholders Agreement dated April 20, 1993, among the parties hereto other than the Employees (as defined below);

         WHEREAS, Schedule 1 to the Stockholders Agreement was amended pursuant to a Second Amendment to Stockholders Agreement dated May 11, 1993, among the parties hereto other than the Employees;

         WHEREAS, the parties desire to amend and restate the Stockholders Agreement, as amended, in its entirety to include the Employees as parties thereto and to provide to such Employees certain limited rights and obligations; and

         WHEREAS, the parties hereto desire to provide for certain rights and obligations relating to the Common Stock certain rights to acquire Common Stock and certain matters relating to the affairs of the Issuer following the Effective Date (as defined in Section 4.13).

         NOW THEREFORE, the parties hereto agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS

         SECTION 1.1. Definitions. (a) The following terms, as used herein, have the following meanings:

         "Affiliate" shall have the meaning given to such term in Rule 12b-2 promulgated under the Exchange Act.

         "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized by law to close.

         "Commission" means the Securities and Exchange Commission and any successor commission or agency having similar powers.

         "Common Stock" means the shares of common stock, par value $0.01 per share, of the Issuer. With respect to the Employees, "Common Stock" means only such shares of Common Stock issued upon exercise of an Option held by such Employee but does not include shares of Common Stock held by an Employee Transferee.

         "Employee" or "Employees" means any key employee of the Issuer or any subsidiary thereof who is the beneficial owner of an Option granted pursuant to the Plan, and includes an Employee Transferee.

         "Employee Transferee" means any Person who, as permitted by the terms of the Plan, becomes the beneficial owner of an Option granted under the Plan.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Holder" means each of DLJ Capital, Tenacqco, Phemus, IMR and Quadrant, including each of their respective Affiliates who may from time to time hold shares of Common Stock or Options and who, for purposes of Sections 2.1, 2.4, 2.5, 3.1,

3.2 and 4.2, is obligated to act or vote with and through Tenacqco, Phemus, IMR and Quadrant respectively, except that (i) IMR and Quadrant, and each of their respective Affiliates, shall together be treated as a single Holder, and (ii) DLJ Capital and Tenacqco, and each of their respective Affiliates, shall together be treated as a single Holder.

         "Irrevocable Proxies" means the irrevocable proxies dated as of July 31, 1992 of each of Phemus, Quadrant and IMR.

         "Options" means any options, warrants, convertible securities or other rights upon exercise of which the Issuer is obligated to issue shares of Common Stock to the holder thereof. With respect to an Employee, "Options" means only
(i) with respect to a sale to a Compelled Sale Purchaser, all vested Options and such Options that will vest upon consummation of the sale to the Compelled Sale Purchaser granted to such Employee pursuant to the terms of the Plan, and
(ii) with respect to a Tag Along Sale, such Options that, pursuant to the terms of the Plan, will vest upon consummation of the Tag Along Sale.

         "Person" means an individual, partnership, corporation, trust, joint stock company, association, joint venture, or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "Plan" means the Issuer's 1994 Stock Option Plan, as in effect on the date hereof.

         "Public Offering" means any public offering of equity securities (or securities convertible into equity securities) of the Issuer pursuant to an effective registration statement under the Securities Act other than pursuant to a registration statement on Form S-8 or any successor or similar form.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Stock Purchase Agreement" means the Stock Purchase Agreement dated July 18, 1992, amended July 21, 1992, and further amended and restated as of July 31, 1992 among DLJ Bridge Finance, L.P., Tenacqco and the Issuer.

         "Transfer" means with respect to any shares of Common Stock, Options or other property, the sale, assignment, granting of a participation in, pledge, disposition or other transfer, directly or indirectly, of such shares of Common Stock, Options or property.

                 (b) Each of the following terms is defined in the Section set forth opposite such terms:

                          Terms                             Section
                          -----                             -------
                 Agreement                                    Preamble
                 Buyer(s)                                     3.2(c)
                 Buy-Sell                                     3.2(b)
                 Buy-Sell Response                            3.2(c)
                 Compelled Sale Notice                        2.4(b)
                 Compelled Sale Offer                         2.4(a)
                 Compelled Sale Purchaser                     2.4(a)
                 Consenting Holder(s)                         3.2(b)
                 Disposing Holder                             2.5
                 Effective Date                               4.13
                 Fundamental Action                           3.2(b)
                 Holder Nominee                               3.1(b)
                 Non-Consenting Holder(s)                     3.2(b)
                 Participating Holders                        2.5
                 Remaining Holder                             2.4(a)
                 Sale Notice                                  2.5(a)
                 Schedule 1                                   2.1(b)
                 Seller(s)                                    3.2(c)
                 Selling Holders                              2.4(a)
                 Selling Shares                               2.5
                 Tag Along Sale                               2.5
                 Triggering Holder(s)                         3.2(b)
                 Trigger Price                                3.2(b)

                                   ARTICLE 2

                             TRANSFER RESTRICTIONS

         SECTION 2.1. General Restrictions. (a) Each Holder agrees that it will not offer or Transfer any shares of Common Stock or Options except, in each case, in compliance with the Securities Act and this Agreement.

                 (b) Each Holder agrees that, except for sales of shares of Common Stock or Options (i) in a Public Offering, (ii) pursuant to Section
2.4 or 2.5, (iii) pursuant to Rule 144 promulgated by the Commission under the Securities Act or (iv) with the prior written consent of all Holders, it will not offer or Transfer any shares of Common Stock or Options to any Person, other than an Affiliate of such Holder, if as a result of such Transfer any such Holder would at any time be entitled to cast less than 70% of the votes the number of fully-diluted shares of Common Stock set forth opposite its name on Schedule 1 attached hereto ("Schedule 1") carries, without the prior written consent of the other Holders.

                 (c) Except for the Irrevocable Proxies and except as provided in this Agreement, no Holder shall (i) grant any proxy or enter into or agree to be bound by any voting trust or other voting agreement with respect to the shares of Common Stock owned by it (or that would be owned by it upon exercise or conversion of any Option) or (ii) enter into any agreement or arrangement of any kind with any Person with respect to the shares of Common Stock or any Option (including, but not limited to, agreements or arrangements with respect to the Transfer of the shares of Common Stock or Options) inconsistent with the provisions of this Agreement.

         SECTION 2.2. Legends. Each certificate evidencing outstanding shares of Common Stock or Options held by or issued to any Holder shall bear a legend in substantially the following form:

                 THE SHARES OR OPTIONS REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AS SET FORTH IN THE STOCKHOLDERS AGREEMENT DATED AS OF JULY 31, 1992, AS AMENDED OR RESTATED, COPIES OF WHICH WILL BE FURNISHED BY E-Z SERVE CORPORATION AND ANY SUCCESSOR THERETO UPON REQUEST AND WITHOUT CHARGE.

         Each certificate evidencing shares of Common Stock or Options issued to a Holder on or after the Effective Date (including certificates issued in substitution for or replacement of such shares of Common Stock or Options but excluding certificates issued on or after the Effective Date in substitution for or replacement of shares of Common Stock or Options which were issued pursuant to a Public Offering or in compliance with Rule 144 under the Securities Act) shall also bear the following legend:

                 THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144(k) OR RULE 144A OF SUCH ACT.

         SECTION 2.3. Improper Transfer. Any attempt by a Holder to Transfer any shares of Common Stock or Options not in compliance with this Agreement shall be null and void and neither the Issuer nor any transfer agent shall give any effect in the Issuer's stock records to such attempted Transfer.

         SECTION 2.4. Right to Compel Sale. (a) If any two Holders (including their respective Affiliates) holding more than an aggregate of 30% of the shares of Common Stock then outstanding (calculated on a fully diluted basis) (the "Selling Holders") propose to sell to any Person, other than an Affiliate of such Holder (the "Compelled Sale Purchaser"), all of the shares of Common Stock and Options held by such Selling Holders (the "Compelled Sale Offer"), then such Selling Holders shall have the right, exercisable as set forth below, to require the remaining Holder (the "Remaining Holder") and if the Selling Holders also elect, each of the Employees, to sell all, but not less than all, of the shares of Common Stock and Options then held by such Remaining Holder and Employees to the Compelled Sale Purchaser. Any sale pursuant to this Section 2.4 will be for the same consideration per share of Common Stock and Option and otherwise on the same terms and conditions upon which the Selling Holders sell their respective shares of Common Stock and Options; provided that (i) each Option held by the Remaining Holder will be purchased by the Compelled Sale Purchaser (and thereafter cancelled) for an amount (payable in the same form of consideration as the consideration paid to the Selling Holders) equal to the excess, if any, of the price per share of Common Stock being offered by the Compelled Sale Purchaser over the exercise or conversion price per share of Common Stock underlying the Option, multiplied by the number of shares of Common Stock for which the Option is exercisable or convertible, and (ii) the Options held by the Employees shall be exercised contemporaneously with the sale to the Compelled Sale Purchaser and the Common Stock received as a result of such exercise shall be included in the sale to the Compelled Sale Purchaser. For the purpose of this Section 2.4, any reasonable and customary investment banking or advisory fees paid by the Compelled Sale Purchaser to the Selling Holders or any Affiliate of any Selling Holder shall not be included in determining the amount of consideration paid by the Compelled Sale Purchaser for the shares of Common Stock and Options held by the Selling Holders and Employees.

                 (b) If the Selling Holders elect to exercise their right to compel sale pursuant to this Section 2.4, they shall deliver written notice (a "Compelled Sale Notice") of any Compelled Sale Offer to the Remaining Holder, the Employees and the Issuer, setting forth the consideration per share of Common Stock and Option and other material terms and conditions thereof. The Remaining Holder and the Employees shall deliver to each of the Selling Holders, prior to the expiration of the 10 Business Day period commencing on the date of the applicable Compelled Sale Notice, the certificate or certificates representing the number of shares of Common Stock and Options held by such Remaining Holder and the Employees, duly endorsed, together with all other documents which are necessary in order to effect such Compelled Sale Offer. If such Remaining Holder or any Employee fails to deliver such certificates to the Selling Holders, the Issuer shall cause the books and records of the Issuer to show that such shares of Common Stock and Options are bound by the provisions of this Section 2.4 and that such shares of Common Stock and Options shall not thereafter be transferable except to the Compelled Sale Purchaser pursuant to the Compelled Sale Offer.

                 (c) The Selling Holders shall have 60 days from the date of delivery of a Compelled Sale Notice to sell to the Compelled Sale Purchaser all the shares of Common Stock and Options subject to the Compelled Sale Offer. Promptly after completion of any sale pursuant to this Section 2.4, the Selling Holders shall notify the Issuer, the Employees and the Remaining Holder of such completion and shall furnish evidence of such sale (including time of completion) and of the terms thereof as the Issuer, the Employees or such Remaining Holder may request. The Selling Holders shall also promptly remit to the Employees and such Remaining Holder the proceeds of such sale attributable to the sale of the Employees' and such Remaining Holder's shares of Common Stock and Options.

                 (d) If any Compelled Sale Offer is withdrawn, or terminated for any reason other than for the failure of the Remaining Holder or an Employee to comply with the obligations hereunder, the Selling Holders shall, without prejudice to their rights hereunder to deliver a subsequent Compelled Sale Notice, return to such Remaining Holder and Employees all certificates representing the shares of Common Stock and

Options or other instruments or documents which such Remaining Holder or Employees previously delivered to the Selling Holders in connection with such Compelled Sale Offer and notify the Issuer that the Compelled Sale Offer is withdrawn.

         SECTION 2.5. Tag Along Rights. If any Holder (a "Disposing Holder") proposes to sell, in one transaction or in a series of related transactions (a "Tag Along Sale") more than 3% of its shares of Common Stock (the "Selling Shares") (calculated on a fully diluted basis) and Options to a Person other than an Affiliate of such Disposing Holder, then the other Holders (the "Participating Holders") and the Employees (in the case of the Employees, only if the Selling Shares constitute 10% or more of all of the Issuer's then outstanding shares of Common Stock on a fully diluted basis and the proposed sale is not to another Holder, in which case the Employees shall be included within the definition of "Participating Holders") shall have the right to participate in such Tag Along Sale on the following terms:

                 (a) At least 15 days prior to the closing of such Tag Along Sale, the Disposing Holder shall give written notice (the "Sale Notice") to each Participating Holder and the Issuer. The Sale Notice shall specify the Selling Shares and Options, the price offered for such Selling Shares and Options, all other material terms and conditions of the Tag Along Sale and, if the consideration payable pursuant to the Tag Along Sale consists in whole or in part of consideration other than cash, such information relating to such other consideration as such Disposing Holder may reasonably determine.

                 (b) Each Participating Holder may participate in the Tag Along Sale and offer to sell a portion of shares of Common Stock or Options held by such Participating Holder (rounded to the nearest whole number) equal to the lesser of (i) the amount specified by such Participating Holder in the notice provided pursuant to the next sentence, and (ii) an amount equal to the product of (x) the total number of shares of Common Stock and Options to be sold pursuant to such Tag

Along Sale times (y) a fraction, the numerator of which shall be the total number of shares of Common Stock and Options held by such Participating Holder, and the denominator of which shall be the aggregate number of shares of Common Stock and Options held by all the Holders and all of the Employees (all such numbers of shares of Common Stock and Options to be calculated on a fully diluted basis). Such Participating Holder shall be entitled to receive pursuant to such Tag Along Sale the same consideration per share of Common Stock and Options and on the same terms and conditions, to the extent possible, as the Disposing Holder receives in the Tag Along Sale. Such Participating Holder must exercise their respective tag along right by giving written notice to the Disposing Holder within 10 Business Days of the date of the Sale Notice, specifying the number of shares of Common Stock and Options such Participating Holder desires to include in the Tag Along Sale and by delivering to such Disposing Holder, together with such written notice, the certificate or certificates representing such Participating Holder's shares of Common Stock and Options, duly endorsed, and all other documents required to be executed by such Participating Holder in connection with such Tag Along Sale.

                 (c) The Disposing Holder shall have 60 days from the date of the Sale Notice to close the Tag Along Sale. If such Tag Along Sale does not close within such 60 day period, such Disposing Holder shall return to each Participating Holder all certificates representing the shares of Common Stock and Options or other instruments or documents which such Participating Holder previously delivered to such Disposing Holder in connection with such Tag Along Sale and notify the Issuer that such Tag Along Sale is withdrawn.

         SECTION 2.6. No Liability. There shall be no liability on the part of any Holder to any other Holder any Employee or on the part of any Employee to any Holder if any proposed Compelled Sale Offer or Tag Along Sale is not consummated for whatever reason. It is understood that, subject to the terms of this Agreement, each Holder and each Employee, in its or his sole discretion, shall determine whether to effect a sale of any or all of the shares of Common Stock and Options held by it or him and has no duty to consider the interest of other Holders or other Employees in deciding whether, when and on what terms to effect any such sale or whether, when and on what terms to sell to any Compelled Sale Purchaser pursuant to
Section 2.4 or to any Person in a Tag Along Sale pursuant to Section 2.5.


                                   ARTICLE 3

                                   GOVERNANCE

         SECTION 3.1. Board of Directors of the Issuer. (a) The Board of Directors shall be composed of seven members.

                 (b) Each Holder shall be entitled to designate in the manner set forth below one member of the Board of Directors (each, a "Holder Nominee" and collectively, the "Holder Nominees"). Each Holder agrees that it will vote all of its shares of Common Stock and Options, at any regular or special meeting of the stockholders of the Issuer called for the purpose of filling positions of the Directors, or in any written consent executed in lieu of such a meeting of stockholders, and shall take all actions necessary, to ensure the election to the Board of Directors of each Holder's Holder Nominee.

                 (c) Each Holder hereby agrees to (i) use such Holder's best efforts to call, or cause the appropriate officers and directors of the Issuer to call, a special meeting of stockholders of the Issuer and agrees to vote all of the shares of Common Stock and Options owned or held of record by such Holder for, or to take all actions by written consent in lieu of any such meeting necessary to cause, the removal (with or without cause) of any Holder Nominee if the Holder who designated such Holder Nominee requests his shares of Common Stock and Options in favor of the removal of any Holder Nominee unless requested to do so by the Holder who designated such Holder Nominee. Each Holder shall have the right to designate a new nominee if such Holder's Holder Nominee shall vacate its directorship for any reason.

         SECTION 3.2. Actions Requiring Consent of the Holders. (a) The Issuer agrees that, without the consent of each of the Holders, the Issuer will not (i) amend the Certificate of Incorporation of the Issuer, except for any filing of a Certificate of Elimination to eliminate any previously outstanding series of the Issuer's preferred stock that has been converted or redeemed and which is no longer outstanding; (ii) adopt an agreement of merger or consolidation; (iii) sell, lease or transfer all or substantially all of the Issuer's property and assets; (iv) recommend to the stockholders a dissolution of the Issuer or a revocation of dissolution; (v) amend the Bylaws of the Issuer; or (vi) increase or decrease the number of members of the Board of Directors other than the increase contemplated herein.

                 (b) Each of the Holders agrees that in the event that (i) one Holder shall have withheld its consent (the "Non-Consenting Holder") to any of the actions specified in (a) above which shall have been the basis of a bona fide proposal by a Holder (each, a "Fundamental Action"), and each of the other Holders shall have given its consent (the "Consenting Holders") to such Fundamental Action or (ii) two Holders shall have withheld their consent (the "Non-Consenting Holders") to a Fundamental Action and the remaining Holder shall have given its consent (the "Consenting Holder") to such Fundamental Action, then the respective persons described below shall have the right to invoke the buy- sell mechanism (the "Buy-Sell") set forth below; provided, however, that, in the case of (b) (i) above, if the action proposed is an action described in (a)(i), (a)(v) or (a)(vi) above, the Buy-Sell shall not invoked (x) by a Non- Consenting Holder that would not have been materially adversely affected by the taking of such action or (y) by Consenting Holders that would not have been materially adversely affected by the failure to take such action and, in the case of (b)(ii) above, if the action proposed is an action described in (a)(i), (a)(v) or (a)(vi) above, the Buy-Sell shall not be invoked (x) by a Consenting

Holder that would not have been materially adversely affected by the failure to take such action or (y) by Non- Consenting Holders that would not have been materially adversely affected by taking such action. If the Buy-Sell is invoked in accordance with the preceding sentence, then, in the case of (i) above, either the Consenting Holders, acting as one, or the Non-Consenting Holders shall have the right to set a cash price (the "Trigger Price") at which such price-setting Holder(s) (the "Triggering Holder(s)") would buy all the shares of Common Stock and Options owned by the other Holder or Holders or would sell all of the shares of Common Stock and Options owned by it or them, as the case may be, to the other Holder or Holders, and, in the case of (ii) above, either the Consenting Holder, or the Non-Consenting Holders acting as one, shall have the right to set the Trigger Price at which the Triggering Holder(s) would buy all the shares of Common Stock and Options owned by the other Holder or Holders or would sell all of the shares of Common Stock and Options owned by the Triggering Holder(s) to the other Holder or Holders.

                 (c) The Triggering Holder(s) shall give written notice of the Trigger Price to the other Holder or Holders and the other Holder or Holders must respond with a written response (the "Buy-Sell Response") specifying a date not later than 10 days following the setting of the price pursuant to the preceding paragraph on which it promises to buy all the shares of Common Stock and Options owned by the Triggering Holder(s) or to sell all of the shares of Common Stock and Options owned by such Holder or Holders to the Triggering Holder or if there is more than one Triggering Holder, to the Triggering Holders, pro rata. Upon the date specified in the Buy-Sell Response, the selling Holder or Holders (the "Seller" or "Sellers") shall deliver to the buying Holders or Holder (the "Buyers" or "Buyer") certificates, duly endorsed for transfer, representing all the Seller's or Sellers' shares of Common Stock and Options, and, if there is more than one Buyer, the certificates shall represent such number of shares of Common Stock and Options allocated as the buyers may request. Such delivery shall be made against payment of the Trigger Price to the Seller or Sellers in immediately available funds, whereupon the Issuer shall register such transfer of ownership upon notification thereof.


                                   ARTICLE 4

                                 MISCELLANEOUS

         SECTION 4.1. Termination. This Agreement shall terminate and be of no further force or effect as to all Holders and Employees at the close of business on December 31, 1997. Notwithstanding the above stated termination date, this Agreement shall terminate and be of no further force and effect (i) as to any Holder at such time as such Holder ceases to own at least 10% of the shares of Common Stock and Options then outstanding, calculated on a fully diluted basis, and (ii) as to any Employee at such time as such Employee ceases to be employed by the Issuer or any subsidiary thereof; provided, however, that any Employee Transferee shall continue to be subject to the terms and provisions of this Agreement until such Employee Transferee ceases to own any Options granted under the Plan.

         SECTION 4.2. Amendments; Waivers. (a) Any term of this Agreement may be amended or waived only with the written consent of each of the Holders.

                 (b) Sections 2.4 and 2.5, and any other term of this Agreement that affects the rights and obligations of any Employee hereunder, to the extent such waiver or consent would affect the rights of such Employee hereunder, may be amended or waived only with the written consent of each of the Employees.

                 (c) No failure or delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

         SECTION 4.3. Frustration of Purpose; Administration of Agreement. No Holder may do directly or indirectly that which is prohibited by this Agreement. The Board of Directors shall have general authority to take such action as may be necessary to give effect to this Agreement.

         SECTION 4.4. Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties hereto with respect to the subject matter hereof.

         SECTION 4.5. Notices. Any notice, request, instruction or other document to be given hereunder by any party hereto to another party hereto shall be in writing (including telex, telecopier or similar writing) and shall be given to such party at the address set forth listed on the signature page hereto (or, in the case of transferees, at the address set forth in the records of the Issuer), or to such other address as the party to whom notice is to be given may provide in a written notice to the party giving such notice, a copy of which written notice shall be on file with the Secretary (or other executive officer) of the Issuer. Each such notice, request or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified by such party on the signature page of this Agreement or (ii) if given by mail, three business days after being sent to the address specified in this Section 4.5 or (iii) if given by any other means, when delivered at the address specified in this Section 4.5.

         SECTION 4.6. Applicable Law. This Agreement will be governed by the laws of the State of New York.

         SECTION 4.7. Severability. The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of this Agreement, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

         SECTION 4.8. Successors, Assigns, Transferees. The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. Notwithstanding the foregoing, neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Issuer, any Holder or any Employee (other than to an Employee Transferee pursuant to the terms of the Plan). This Agreement shall be binding upon the Issuer, each Holder, each Employee and their respective successors and permitted assigns. Neither this Agreement nor any provision hereof shall be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and permitted assigns.

         SECTION 4.9. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original with the same effect as if the signatures thereto and hereto were upon the same instrument.

         SECTION 4.10. Attorneys' Fees. In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys' fees in addition to any other available remedy.

         SECTION 4.11. Recapitalization, etc. In the event that any capital stock or other securities are issued in respect of, in exchange for, or in substitution of, any shares of Common Stock and Options by reason of any reorganization, recapitalization, reclassification, merger, consolidation, spin-off, partial or complete liquidation, stock dividend, split-up, sale of assets, distribution to stockholders or combination of the shares of Common Stock and Options or any other change in capital structure of the Issuer, appropriate adjustments shall be made with respect to the relevant provisions of this Agreement so as to fairly and equitably preserve, as far as practicable, the original rights and obligations of the parties hereto under this Agreement.

         SECTION 4.12. Remedies. The parties hereby acknowledge that it is impossible to measure in money the damages which will accrue to a party hereto by reason of a failure to perform any of the obligations under this Agreement. Therefore, if any party hereto shall institute any action or proceeding to enforce the provisions hereof, any Person against whom such action or proceeding is brought hereby waives the claim or defense therein that such party has an adequate remedy at law, and such Person shall not claim in any such action or proceeding the claim or defense that such remedy at law exists.

         SECTION 4.13. Effectiveness. This Agreement shall be effective (the "Effective Date") on the date of, and simultaneously with, the closing of the transactions under the Stock Purchase Agreement.

         SECTION 4.14. Adoption Agreement. Any Person who after the date hereof is granted options to purchase Common Stock pursuant to the Plan may become a party to this Agreement by executing an Adoption Agreement in the form of Exhibit "A" attached hereto or in any other form satisfactory to the Issuer, whereupon such Person shall be deemed an "Employee" under this Agreement and shall have all of the rights and obligations of an "Employee" under this Agreement. Each Holder and each Employee who is a party to this Agreement hereby agrees that such Adoption Agreement when executed by the Issuer is binding upon them and such adopting Person shall be deemed an "Employee" under this Agreement as if such Person was originally a party hereto. After the execution of any such Adoption Agreement, the Issuer shall promptly deliver a copy thereof or amendment to Schedule 1 to the Holders and the Employees.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                        DLJ CAPITAL CORPORATION



                                        By:      /s/ Paul Thompson, III
                                           -------------------------------------
                                        Name:    Paul Thompson, III
                                        Title:   Vice President
                                        Address: 140 Broadway
                                                 New York, NY 10005
                                        Telephone:  (212) 504-3661
                                        Telecopier: (212) 504-4991




                                        TENACQCO BRIDGE PARTNERSHIP
                                        By:  DLJ Capital Corporation,
                                                  as General Partner



                                        By:      /s/ Paul Thompson, III
                                           -------------------------------------
                                        Name:    Paul Thompson, III
                                        Title:   Vice President
                                        Address: 140 Broadway
                                                 New York, NY 10005
                                        Telephone:  (212) 504-3661
                                        Telecopier: (212) 504-4991

                               PHEMUS CORPORATION



                                        By: /s/ John M. Sallay
                                           -------------------------------------
                                        Name: John M. Sallay

                                        By: /s/ Michael R. Eisenson
                                           -------------------------------------
                                        Name: Michael R. Eisenson

                                        Address: c/o Harvard Management Company
                                                 600 Atlantic Avenue
                                                 Boston, MA 02210
                                        Telephone:  (617) 523-4400
                                        Telecopier: (617) 523-1063




                                        INTERCONTINENTAL MINING & RESOURCES
                                          INCORPORATED



                                        By: /s/ John R. Schoemer
                                           -------------------------------------
                                        Name: John R. Schoemer
                                        Title: Attorney in Fact
                                        Address: c/o P.M.M. Services (B.V.I.)
                                                  Limited
                                                 P. O. Box 438
                                                 Tropic Isle Building
                                                 Wickhams Cay
                                                 Road Town, Tortola
                                                 British Virgin Islands
                                        Telephone:
                                        Telecopier:

                                        QUADRANT CAPITAL CORP.



                                        By: /s/ Alan G. Quasha
                                           -------------------------------------
                                        Name: Alan G. Quasha
                                        Title: President
                                        Address: c/o Quadrant Management, Inc.
                                                 127 East 73rd Street
                                                 New York, NY 10021
                                        Telephone:  (212) 439-9292
                                        Telecopier: (212) 439-9435




                                        E-Z SERVE CORPORATION



                                        By: /s/ Neil H. McLaurin
                                           -------------------------------------
                                        Name: Neil H. McLaurin
                                        Title: President
                                        Address: 2550 North Loop West
                                                 Suite 600
                                                 Houston, TX 77092
                                        Telephone:  (713) 684-4300
                                        Telecopier: (713) 684-4367

                                        EMPLOYEES:


                                        /s/ Neil H. McLaurin
                                        ---------------------------
                                        Name: Neil H. McLaurin

                                        Address:
                                                --------------------------------

                                        ----------------------------------------

                                        ----------------------------------------



                                        /s/ John T. Miller
                                        ---------------------------
                                        Name: John T. Miller

                                        Address:
                                                --------------------------------

                                        ----------------------------------------

                                        ----------------------------------------




                                        /s/ Thomas L. Davis
                                        ---------------------------
                                        Name: Thomas L. Davis

                                        Address:
                                                --------------------------------

                                        ----------------------------------------

                                        ----------------------------------------




                                        /s/ Robert L. Howell
                                        ---------------------------
                                        Name: Robert L. Howell

                                        Address:
                                                --------------------------------

                                        ----------------------------------------

                                        ----------------------------------------

                                        /s/ H. E. Lambert
                                        ---------------------------
                                        Name: H. E. Lambert

                                        Address:
                                                --------------------------------

                                        ----------------------------------------

                                        ----------------------------------------




                                        /s/ Scott Shafer
                                        ---------------------------
                                        Name: Scott Shafer

                                        Address:
                                                --------------------------------

                                        ----------------------------------------

                                        ----------------------------------------




                                        /s/ L. May Dyer
                                        ---------------------------
                                        Name: L. May Dyer

                                        Address:
                                                --------------------------------

                                        ----------------------------------------

                                        ----------------------------------------




                                        /s/ Glen O. Willis
                                        ---------------------------
                                        Name:Glen O. Willis

                                        Address:
                                                --------------------------------

                                        ----------------------------------------

                                        ----------------------------------------

                                        /s/ John A. Robinson
                                        ---------------------------
                                        Name: John A. Robinson

                                        Address:
                                                --------------------------------

                                        ----------------------------------------

                                        ----------------------------------------




                                        /s/ John R. Corbett
                                        ---------------------------
                                        Name: John R. Corbett

                                        Address:
                                                --------------------------------

                                        ----------------------------------------

                                        ----------------------------------------


                                        /s/ Marion H. Blackmon
                                        ---------------------------
                                        Name: Marion H. Blackmon

                                        Address:
                                                --------------------------------

                                        ----------------------------------------

                                        ----------------------------------------




                                        /s/ D.D. Waters. Jr.
                                        ---------------------------
                                        Name: D.D. Waters. Jr.

                                        Address:
                                                --------------------------------

                                        ----------------------------------------

                                        ----------------------------------------


                                        /s/ D. R. Anderson
                                        ---------------------------
                                        Name: D. R. Anderson

                                        Address:
                                                --------------------------------

                                        ----------------------------------------

                                        ----------------------------------------

                                   EXHIBIT A

                               ADOPTION AGREEMENT



         This Adoption Agreement ("Agreement") is executed by the person named as "Employee" below pursuant to the terms of the Amended and Restated Stockholders Agreement dated as of June 1, 1994, as it may be amended ("Stockholders Agreement").

         1. Acknowledgement. Employee acknowledges that Employee has acquired options granted to him or her pursuant to the 1994 Stock Option Plan of E-Z Serve Corporation, a Delaware corporation (the "Issuer").

         2. Agreement. Employee (1) agrees that Employee shall be bound by and subject to the terms of the Stockholders Agreement, and (2) adopts the Stockholders Agreement with the same force and effect as if Employee were originally a party thereto.

         3. Notice. Any notice required or permitted by the Stockholders Agreement shall be given to Employee at the address of the Issuer.

         This Agreement is executed by Employee on ________ __, 199_.


                                        EMPLOYEE:



                                        -------------------------------

                                        Name:
                                             --------------------------

         Agreed to on behalf of the Issuer, the Holder and the Employees on _____________ __, 199_.


                                        E-Z SERVE CORPORATION


                                        By:
                                           -----------------------

                                        Name:
                                             ---------------------

                                        Title:
                                              --------------------

                                   SCHEDULE 1



                                                   Number of Shares of
                                                   Common Stock on a
         Holder                                    Fully Diluted Basis
         ------                                    -------------------
DLJ Capital / Tenacqco                             29,715,364

Phemus                                             16,700,457

IMR / Quadrant                                     14,802,325